UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2008

USR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

20333 State Highway 249, Suite 200, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 378-8029

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02                 Unregistered Sales of Equity Securities

On September 30, 2008, we closed a private placement consisting of 361,000 units (the “Units”) at a price of US $1.00 per Unit for aggregate proceeds of $361,000. Each Unit consists of one common share of the company (the “Share”) and one-half of one common share purchase warrant (each whole share purchase warrant, a “Warrant”).

Each whole Warrant entitles the holder, on exercise thereof, to purchase one common share of the company (each, a “Warrant Share”) at a price of US$1.25 at any time until the close of business on the day which is 36 months from the date on which the Units are issued.

We issued the Units to 5 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01                 Financial Statements and Exhibits

99.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USR TECHNOLOGY, INC.

/s/ John Ogden

_________________________________________
John Ogden
Director

Date: October 3, 2008